Name/Structure Change Alberta Corporation - Registration Statement

 Service Request Number:  3184386
 Corporate Access Number: 206770729
 Legal Entity Name:                            CORNICHE CAPITAL INC.
 French Equivalent Name:
 Legal Entity Status:                          Active

 Alberta Corporation Type:                     Named Alberta Corporation
 New Legal Entity Name:                        PRINTLUX.COM INC.
 New French Equivalent Name:
 Nuans Number:                                 71096028
 Nuans Date:                                   2001/07/09
 French Nuans Number:
 French Nuans Date:


 Share Structure:                              REFER TO "SHARE CAPITAL"
                                               ATTACHMENT.
 Share Transfers Restrictions:                 NONE.
 Number Of Directors:
 Min Number Of Directors:                      1
 Max Number Of Directors:                      10
 Business Restricted To:                       NONE.
 Business Restricted From:                     NONE.
                                               REFER TO "OTHER RULES OR
                                               PROVISIONS"
 Other Provisions:                             ATTACHMENT.
 BCA Section/Subsection:                       SECTIONS 167(1)(A) AND 167(1)(F)

 Professional Endorsement Provided:
 Future Dating Required:
 Amendment Date:                               2001/08/23
--------------------------------------------------------------------------------
Annual Return

                                              Electronically  Registered in
                                              The Alberta Registries
                                              CORES System on

                                            aug 23/01  /s/
                                            ----------------------------------
                                            (date & initials of accredited user)

                                     1 of 2

File Year       Date  Filed
2000            2001/02/22
1999            12000/01 /27
1998            1998/12/14


Attachment


 ttachment Type               Microfilm Bar Code            Date Recorded
[Section 167(1)(f) Schedule   ELECTRONIC                    12001/08/23





Registration Authorized By: ANDREA J. BURROWS
                            SOLICITOR








                                     2 of 2

                           SECTION 167(1)(F) SCHEDULE
                 Attached to and Forming Part of the Articles of
                                PRINTLUX.COM INC.

                 ------------------------------------------------

1.      The  issued  and  outstanding   Common  Shares  of  the  Corporation  be
        consolidated on the basis of one (1) new Common Share for each two (2) Common Shares outstanding.

2. Shareholders of the Corporation shall not be entitled to receive fractional shares as a result of the Consolidation, and the number of shares issuable on the Consolidation shall be rounded to the nearest whole number of shares.

Name/Structure Change Alberta Corporation - Registration Statement

 Service Request Number:   2194179
 Corporate Access Number:  206770729
 Legal Entity Name:             CORNICHE CAPITAL INC.
 French Equivalent Name:
 Legal Entity Status:           Active

 Alberta Corporation Type:      Named Alberta Corporation
 New  Legal Entity Name:        CORNICHE CAPITAL INC.
 New French Equivalent Name:
 Nuans Number:                  PRE-CONV
 Nuans Date:                    1995/12/04
 French Nuans Number:
 French Nuans Date:

 Share Structure:               REFER TO "SHARE CAPITAL" ATTACHMENT.
 Share Transfers Restrictions:  NONE.
 Number Of Directors:
 Min Number Of Directors:       1
 Max Number Of Directors:       10
 Business Restricted To:        NONE
 Business Restricted From:      NONE
 Other Provisions:              REFER TO "OTHER RULES OR
                                PROVISIONS" ATTACHMENT.
 BCA Section/Subsection:        SECTIONS 174(l),126(4) AND 167(1)(M)

 Professional Endorsement Provided:
 Future Dating Required:
 Amendment Date:                2000/07/25

--------------------------------------------------------------------------------

Annual Return


                                             Electronically Registered in
                                             The Alberta Registries
                                             CORES System on

                                             July 25/00
                                             -----------------------------------
                                            (date & initials of accredited user)


                                     1 of 2

 File Year           Date :
 1999                2000/01/27
 1998                1998/12/14
 1997                1998/12/14

 -------------------------------------------------------------------------------

Attachment


 Attachment Type              Microfilm Bar Code:       Date Recorded
 Share Structure              ELECTRONIC                2000/07/25
 Other Rules or Provisions    ELECTRONIC                2000/07/25



  Registration Authorized By:       FELICIA B. BORTOLUSSI SOLICITOR





                                     2 of 2

                                  SHARE CAPITAL
                 Attached to and Forming Part of the Articles of
                              CORNICHE CAPITAL INC.
                 ------------------------------------------------


The Corporation is authorized to issue an unlimited number of shares designated as Corm-non Shares and an unlimited number of shares designated as Preferred Shares.

 Common Shares
 -------------

Common Shares, the holders of which are entitled or subject to the following preferences, priorities, rights, limitations and conditions:

(a)      To vote at any meeting of shareholders  of the Corporation;

(b) To receive any dividend declared by the Corporation to be payable to the Common Shares, and

(c) To receive the remaining property of the Corporation on dissolution, pro rata with the holders of any other classes of shares entitled to receive the remaining property of the Corporation on dissolution.

 Preferred Shares
 ----------------

The rights, privileges, restrictions and conditions attached to the Preferred Shares, as a class, shall be as follows:

(a)      Issuance in Series
         ------------------

        (i) Subject to the filing of Articles of Amendment in accordance with the Business Corporations Act (Alberta) (the "Act"), the Board of Directors may at any time and from time to time issue the Preferred Shares in one or more series, each series to consist of such number of shares as may, before the issuance thereof, be determined by the Board of Directors.

        (ii) Subject to the filing of Articles of Amendment in accordance with the Act, the Board of Directors may from time to time fix, before issuance, the designation, rights, privileges, restrictions and conditions attached to each series of Preferred Shares including, without limiting the generality of the foregoing, the amount, if any, specified as being payable preferentially to such series on a Distribution; the extent, if any, of further participation on a Distribution; voting rights, if any; and dividend rights (including whether such dividends be preferential, or cumulative or noncumulative), if any.

(b)     Liquidation
        -----------

        In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs (such event referred to herein as a "Distribution"), holders of each series of Preferred Shares shall be entitled, in priority to holders of Common Shares and any other shares of the Corporation ranking junior to the Preferred Shares from time to time with respect to payment on a Distribution, to be paid rateably with holders of each other series of Preferred Shares the amount, if any, specified as being payable preferentially to the holders of such series on a Distribution.


(c)     Dividends
        ---------

        The holders of each series of Preferred Shares shall be entitled, in priority to holders of Common Shares and any other shares of the Corporation ranking junior to the Preferred Shares from time to time with respect to the payment of dividends, to be paid rateably with holders of each other series of Preferred Shares, the amounts of accumulated dividends, if any, specified as being payable preferentially to the holder of such series.

                            OTHER RULES OR PROVISIONS
                 Attached to and Forming Part of the Articles of
                              CORNICHE CAPITAL INC.
                 -----------------------------------------------

1. At all meetings of the Board of Directors every question shall be decided by a majority of the votes cast on the question. Subject to any Unanimous Shareholders Agreement, in cases of an equality of votes of the Chairman of the meeting shall not be entitled to a second or casting vote.

2. At any meeting of Shareholders every question shall, unless otherwise required by the Articles, By-Laws, any Unanimous Shareholders Agreement, or Business Corporations Act, be determined by the majority of the votes cast on the question. Subject to any Unanimous Shareholders Agreement, in case of an equality of votes either upon a show of hands or upon a poll, the Chairman of the meeting shall not be entitled to a second or casting vote.

3. The Corporation shall have a lien on the shares registered in the name of the shareholder or his legal representative for a debt of that shareholder to the Corporation.

4. The Board of Directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

5. Meetings of the shareholders of the Corporation may be held in the Greater Vancouver Regional District, in the Province of British Columbia, in addition to anywhere in Alberta.

                                                                     FORM 4

                           BUSINESS CORPORATIONS ACT
                           FORM 4 (SECTION 27 OR 171)


                                                           ARTICLES OF AMENDMENT
--------------------------------------------------------------------------------
 1.     NAME OF CORPORATION:            2.  CORPORATE ACCESS NUMBER

        CORNICHE CAPITAL. INC.              20677072
--------------------------------------------------------------------------------

 3.     THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

        In accordance with Sections 167(1)(1) of the Business Corporations Act, the following provisions shall be deleted from Item 3, RESTRICTIONS IF ANY ON SHARE TRANSFERS, in the Articles of Incorporation:

                 1. No shares of the capital of the Corporation shall be transferred without the express consent of a majority of the Directors to be signified by a resolution passed by the Board of Directors.

                 2. The number of shareholders of the Corporation, EXCLUSIVE OF:

                         (a) persons who are in its employment or that of an affiliate, determined in accordance with The Securities Act (Alberta) as from time to time amended, and


                         (b) persons who, having been formerly in its employment or that of an affiliate, were, while in that employment, shareholders of the Corporation and have continued to be shareholders of the Corporation after termination of that employment, is limited to not more than  fifty,  two or more  persons  who are joint
        registered   owners  of  one  or  more  shares  being   counted  as  one
        shareholder.

3. The Corporation shall neither distribute its securities to the public nor make any invitation to the public to subscribe for securities.












--------------------------------------------------------------------------------

     DATE                    SIGNATURE                              TITLE



     October 7, 1997         /s/ Susan L. Gaetz
                             ------------------                     Solicitor
                             SUSAN L. GAETZ
--------------------------------------------------------------------------------

                                                                   FILED
                                                                OCT 09 1997
                                                       Registar of Corporations
                                                           Province of Alberta

                                                                     FORM 4

                           BUSINESS CORPORATIONS ACT
                           FORM 4 (SECTION 27 OR 171)


                                                           ARTICLES OF AMENDMENT
--------------------------------------------------------------------------------
 1.     NAME OF CORPORATION:            2.  CORPORATE ACCESS NUMBER

        CORNICHE CAPITAL. INC.              20677072
--------------------------------------------------------------------------------

 3.     THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

In accordance with Section 167(1)(d) of the Business Corporations Act (Alberta),
Item 2, THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE, of the Articles of Incorporation shall be amended by renaming the Class A shares as Common Shares and amending the existing Class B, C, D, E and F shares by replacing them with a single class of an unlimited number of Preferred Shares with the rights, privileges, restrictions and conditions as detailed below:


2.      PREFERRED SHARES
        ----------------

        The rights, privileges, restrictions and conditions attached to the Preferred Shares, as a class, shall be as follows:

1.      Issuance in Series
        ------------------

1.1 Subject to the filing of Articles of Amendment in accordance with the Business Corporations Act (Alberta) (the "Act"), the Board of Directors many at any time and from time to time issue the Preferred Shares in one or more series, each series to consist of such number of shares as may, before the issuance thereof, be determined by the Board of Directors.


1.2 Subject to the filing of Articles of Amendment in accordance with the Act, the Board of Directors may from time to time fix, before issuance, the designation, rights, privileges, restrictions and conditions attached to each series of Preferred Shares including, without limiting the generality of the foregoing, the amount, if any, specified as being payable preferentially to such series on a Distribution; the extent, if any, of further participation on a Distribution; voting rights, if any; and dividend rights (including whether such dividends be preferential, or cumulative or non-cumulative), if any.

2.       Liquidation
         -----------

2.1 In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs (such event referred to herein as a "Distribution"), holders of each series of Preferred Shares shall be entitled, in priority to holders of Common Shares and any other shares of the Corporation ranking junior to the Preferred Shares from time to time with respect to payment on a Distribution, to be paid rateably with holders of each other series of Preferred Shares the amount, if any, specified as being payable preferentially to the holders of such series on a Distribution.

3.       Dividends
        ----------

3.1 The holders of each series of Preferred Shares shall be entitled, in priority to holders of Common Shares and any other shares of the Corporation ranking junior to the Preferred Shares from time to time with respect to the payment of dividends, to be paid rateably with holders of each other series of Preferred Shares, the amount of accumulated dividends, if any, specified as being payable preferentially to the holder of such series.




--------------------------------------------------------------------------------

     DATE                    SIGNATURE                              TITLE



     July 9, 1996            /s/ Peter E. Hayvren
                             ------------------                     Solicitor
                             Peter E. Hayvren
--------------------------------------------------------------------------------

                                                                   FILED
                                                                JUL 09 1996
                                                       Registar of Corporations
                                                           Province of Alberta

                                                                     FORM 4

                           BUSINESS CORPORATIONS ACT
                           FORM 4 (SECTION 27 OR 171)


                                                           ARTICLES OF AMENDMENT
--------------------------------------------------------------------------------
 1.     NAME OF CORPORATION:            2.  CORPORATE ACCESS NUMBER

        CORNICHE CAPITAL. INC.              20677072
--------------------------------------------------------------------------------

 3.     THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

        In accordance with Section 167(1)(a) of the Business Corporations Act the name in item 1 on the Articles of Incorporation shall be changed from 677072 ALBERTA LTD. to CORNICHE CAPITAL INC.



















--------------------------------------------------------------------------------

     DATE                    SIGNATURE                              TITLE



     June 20, 1996            /s/ Peter E. Hayvren
                             ------------------                     Solicitor
                             Peter E. Hayvren
--------------------------------------------------------------------------------

                                                                   FILED
                                                                JUN 20 1996
                                                       Registar of Corporations
                                                           Province of Alberta

--------------------------------------------------------------------------------
                            BUSINESS CORPORATIONS ACT                    FORM 1


 Alberta Consumer and
         Corporate Affairs
           ARTICLES OF INCORPORATION



1.      NAME OF CORPORATION.

        677072 ALBERTA LTD


2. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE.

         The Corporation is authorized to issue an unlimited number of:

 1.      Class A Shares
         --------------

         Class A shares, the holders of which are entitled or subject to the following preferences, priorities, rights, limitations and conditions:

         (a)     To vote at any meeting of shareholders of the Corporation;

         (b) To receive any dividend declared by the Corporation to be payable to the Class A shares; and

         (c) To receive the remaining property of the Corporation on dissolution, pro rata with the holders of any other classes of shares entitled to receive the remaining property of the Corporation on dissolution.

 2.      Class B Shares
         --------------

         Class B shares, the holders of which are entitled or subject to the following preferences, priorities, rights, limitations and conditions:

         (a) The holders of the Class B shares are not entitled to vote at any meeting of shareholders of the Corporation.

         (b) To receive any dividend declared by the Corporation to be payable to the Class B shares; and

         (c) To receive the remaining property of the Corporation upon dissolution, pro rata with the holders of any other classes of shares entitled to receive the remaining property of the Corporation on dissolution.

3.       Class C Shares
        ----------------
        Class C shares, the holders of which
        are entitled or subject to the
        following preferences, priorities,
        rights, limitations and conditions:

        (a)      To vote at any meeting of shareholders of the Corporation;

        (b) To receive non-cumulative dividends when declared by the Corporation to be payable on the Class C shares up to but not exceeding 10% per annum of the Fixed Amount of the Class C shares;

        (c) To receive in priority to the Class A and B shares, the remaining property of the Corporation on dissolution up to a maximum amount equal to the Fixed Redemption Amount of the Class C shares. The Class C shares shall not be entitled to share any further in the distribution of the profits, property or assets of the Corporation;

        (d)      To have a  redemption  price for each Share fixed at $0.10 (the
                 "Fixed  Amount"),   plus  any  declared  but  unpaid  dividends
                 thereon, both referred to as the "Redemption Amount"; and

        (e) By Resolution of the directors of the Corporation, all or any part of the Shares at any time outstanding may, at any time and from time to time, be redeemed by the Corporation on the date fixed for such resolution, at an amount equal to the Redemption Amount.

4.       Class D Shares
        ---------------

        Class D shares (the "Shares"), the holders of which are entitled or subject to the following preferences, priorities, rights, limitations and conditions:

        (a) The holders of the Shares are not, except in accordance with the provisions of the Business Corporations Act, entitled to vote at any meeting of the shareholders of the Corporation;

        (b) To receive a non-cumulative dividend at a rate determined by the Board of Directors at the time of declaration of such dividend, which rate shall not exceed ten (10%) per cent per annum on the Fixed Amount (as herein after defined) per share payable annually. Dividends may be declared or paid in a year on any other class of shares, without a dividend having been declared or paid on the Shares. The Shares shall not be entitled to participate any further with respect to dividends except to the extent hereinbefore provided;

        c) To receive, on the liquidation, dissolution, winding-up or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs and before distribution of any part of the assets of the Corporation to holders of the Class A, B and C shares an amount equal to the Redemption Amount (as hereinafter defined). The holders shall not be entitled to share any further in the distribution of the profits, property or assets of the Corporation;

        (d) The redemption price for each Share shall be a fixed amount, the "Fixed Amount" of $1.00 plus any unpaid dividends thereon both referred to as the "Redemption Amount;"






        (e) By resolution of the Directors, all or any part of the Shares at any time outstanding may, at any time and from time to time, be redeemed by the Corporation on the date fixed by such resolution at an amount equal to the Redemption Amount;

        (f) By resolution of the Directors, all or any part of the Shares at any time outstanding may, at any time and from time to time, be purchased by the Corporation on the date fixed by such resolution, at an amount equal to the Redemption Amount;

        (g) The Corporation shall within thirty days of receipt of a notice in writing from any holder of the Shares setting out:

                 (i)   the number of Shares to be redeemed or purchased; and

                 (ii) the chartered bank or trust company in the city in which the registered office of the Corporation is located to which any amount on the redemption or purchase is to be paid,

                purchase or redeem the number of Shares described in that notice for an amount equal to the Redemption Amount times the number of Shares to be redeemed or purchased;

        (h) If notice is given by any holder requiring a redemption or repurchase or if the Directors resolve to redeem or purchase any of the Shares, then an amount sufficient to redeem or purchase those Shares to be redeemed or purchased shall be deposited by the Corporation with any trust company or chartered bank, to be specified in the notice or specified in the Directors' Resolution, on or before the date so fixed for the redemption or purchase. The holder shall have no rights against the Corporation in respect to these Shares except, upon surrender of certificates for Shares, to receive payment thereout of the money so deposited;

        (i) If part only of the then outstanding Shares is at any time to be redeemed or purchased by resolution of the Directors, the Shares to be redeemed or purchased shall be taken from the holders of the Shares pro rata according to the number of Shares held by each, except in cases where shareholders waive, in writing, the right in respect of such partial redemption or purchase. If this procedure results in leaving a fractional part of a Share outstanding, such fractional part shall also be redeemed or purchased by the Corporation;

        (j) A Share cannot be redeemed or purchased for an amount greater than the Redemption Amount nor can it be redeemed or purchased for an amount less than the lesser of the Redemption Amount and the net realizable value, in cash, of the assets of the Corporation at the time of redemption or purchase available to be distributed to the holder of that Share;

       (k) Notwithstanding paragraph (d), if the fair market value of any property received as consideration for the issuance of any Shares should be determined, the "Adjusted Fair Market Value," whether:

                 (i)   by a tribunal or court of competent jurisdiction;

                 (ii) by agreement between the Corporation and the Department of National Revenue; or

                 (iii) by  agreement between the Corporation and the holders of the Shares,

                 to be different from the fair market value determined at the time such Shares were issued, the "Fair Market Value," then subject to the Business Corporations Act, the Directors, on behalf of the Corporation, shall ensure that the Fixed Amount shall be increased or decreased, as the case requires, by an amount equal to the difference between the Adjusted Fair Market Value and the Fair Market Value divided by the original number of Shares issued. This adjustment shall be made retroactively effective as of the date of issuance of the Shares;

        (l) If an adjustment is made to the Fixed Amount pursuant to paragraph (k), and if the Directors decide an adjustment to the stated capital of the Shares is required, then subject to the provisions of the Business Corporations Act, the stated capital of the Shares shall be adjusted retroactively to the date or dates of issuance of the Shares and to the amount determined by the Directors;

        (m) If dividends are paid on the Shares between the date of issue and the actual date of any adjustment provided for in paragraph
                (k), then forthwith upon any adjustment being made pursuant to paragraph (k), an amount shall be paid by the Corporation or by the recipient of the dividend on the Shares, as the case may be. The amount payable shall be equal to the difference between the amount of dividend actually received and the amount of dividend which would have been received if the adjustment, pursuant to paragraph (k), had actually been made at the date of issuance of the Shares;

        (n) If any Shares are redeemed or purchased, pursuant to any of paragraphs (e), (f) or (g), before the actual date of any adjustment provided for in paragraph (k), then forthwith upon any adjustment being made, pursuant to paragraph (k), an amount shall be paid by the Corporation or the person whose Shares were redeemed or purchased, as the case may be. The amount payable shall be equal to the difference between the Redemption Amount actually paid on the redemption or purchase of the Shares and the Redemption Amount which would have been paid on the redemption or purchase of the redeemed or purchased Shares if the adjustment pursuant to paragraph (k) had actually been made at the date of issuance of the redeemed Shares;

        (o) The Directors shall not allot and issue any Shares or approve of the transfer of any Shares unless the subscriber or the transferee, as the case may be, is made aware of the provisions of paragraphs (k), (I), (m) and (n) hereof and agrees, in a form and manner satisfactory to the Directors, to be bound by and comply with the provisions of these paragraphs. Each Share certificate issued shall contain a reference that the holder thereof is subject to the provisions of paragraphs (k), (1), (m) and (n) hereof;

        (p) The Shares are created pursuant to and in accordance with the exchange of property provisions of subsection 26(3) of the Business Corporations Act, being Chapter B-15 of the 1981 Statutes of Alberta, as amended;

        (q) No distribution shall be made to the holders of any of the Class A, B or C shares of the Corporation if such distribution would result in the Corporation having insufficient net assets to redeem or purchase the Shares. For the purpose of this clause,


                (i)   "net assets" of the Corporation means the amount for which the assets of the Corporation could be realized in cash at that time less the liabilities of the Corporation at that time; and

                (ii)   "distribution"  means any declaration,  payment or
                        distribution to or to the account of any holders of any Class A, B or C shares of the Corporation, now or hereafter outstanding by way of:

                        (1)     dividends in cash or specie, except
                                dividends payable in shares of any class of share of the Corporation; or

                        (2)     purchase, redemption or other
                                retirement of any outstanding shares except when such purchase, redemption or other retirement is paid for out of the proceeds of a fresh issue of shares made for that purpose.


5.      Class E Shares
        --------------

        Class E shares, to be issued in series, the holders of which are entitled to exercise the rights and privileges authorized by the Board of Directors at the time of issue subject to the restrictions and conditions set by the Board of Directors at the time of issue.


6.      Class F Shares
        --------------

        Class F shares, to be issued in series, the holders of which are entitled to exercise the rights and privileges authorized by the Board of Directors at the time of issue subject to the restrictions and conditions set by the Board of Directors at the time of issue.

        Dividends may, in the discretion of the Board of Directors of the Corporation, be paid on any one or more class of shares to the exclusion of the others.

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3.      RESTRICTIONS IF ANY ON SHARE TRANSFERS.


        1. No shares of the capital of the Corporation shall be transferred without the express consent of a majority of the Directors to be signified by a resolution passed by the Board of Directors.

         2.     The number of shareholders of the Corporation, EXCLUSIVE OF:

                 (a) persons who are in its employment or that of an affiliate, determined in accordance with The Securities Act (Alberta) as from time to time amended, and

                  (b) persons who, having been formerly in its employment or that of an affiliate, were, while in that employment, shareholders of the Corporation and have continued to be shareholders of the Corporation after termination of that employment is limited to not more than fifty, two or more persons who are joint registered owners of one or more shares being counted as one shareholder.

3. The Corporation shall neither distribute its securities to the public nor make any invitation to the public to subscribe for securities.

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4.      NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS.
        Minimum of One (1) Director and Maximum of Ten (10) Directors.

--------------------------------------------------------------------------------
5. IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS, SPECIFY THESE RESTRICTIONS.

         None
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6.      OTHER PROVISIONS IF ANY.

        1. At all meetings of the Board of Directors every question shall be decided by a majority of the votes cast on the question. Subject to any Unanimous Shareholders Agreement, in cases of an equality of votes of the Chairman of the meeting shall not be entitled to a second or casting vote.

        2. At any meeting of Shareholders every question shall, unless otherwise required by the Articles, By-Laws, any Unanimous Shareholders Agreement, or Business Corporations Act, be determined by the majority of the votes cast on the question. Subject to any Unanimous Shareholders Agreement, in case of an equality of votes either upon show of hands or upon a poll, the Chairman of the meeting shall not be entitled to a second or casting vote.

        3. The Corporation shall have a lien on the shares registered in the name of the shareholder or his legal representative for a debt of that shareholder to the Corporation.

        4. The Board of Directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.
--------------------------------------------------------------------------------
7.      DATE: November 28, 1995
--------------------------------------------------------------------------------
INCORPORATORS NAMES:    ADDRESS (INCLUDE POSTAL CODE)   SIGNATURE

J. WARD MALLABONE       2800, 801 - 6th Avenue S.W      /s/eligible
                        Calgary, Alberta, T2P 4A3       ---------------------
                                                        Incorporator
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